SECOND AMENDMENT TO AMENDED AND

RESTATED EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this "Second Amendment") is executed as of August 16, 2005, with an effective date of June 21, 2005 (the "Effective Date"), by and between Caremark Rx, Inc., a Delaware Corporation ("Employer") and Howard McLure, a resident of Nashville, Tennessee ("Officer").

WHEREAS, Employer and Officer entered into an Amended and Restated Employment Agreement ("Agreement") on December 3, 2001; and

WHEREAS, Employer and Officer entered into an Amendment To Amended and Restated Employment Agreement ("Agreement") on April 14, 2003; and

WHEREAS, the Parties desire to further amend the Agreement to reflect a change in Officer's position and compensation.

NOW, THEREFORE, in consideration of the foregoing recitals, mutual covenants, and agreements contained in the Amended and Restated Employment Agreement, Amendment To Amended and Restated Employment Agreement and this Second Amendment To Amended and Restated Employment Agreement, the parties agree as follows:

1. Amendment of Section 2(1). Subsection (1) of Section 2 of the Agreement shall be deleted in its' entirety and replaced with the following subsections:
    Position. Employer and Officer agree that, subject to the provisions of this Agreement, Officer will serve as Senior Executive Vice President/Chief Operating Officer.
    Duties. Officer shall have general responsibility for Employer's operations functions and such other duties the Chief Executive Officer of Employer, or his designee, shall assign to him from time to time.

2. Amendment of Section 3(1). Subsection (1) of Section 3 of the Agreement shall be deleted in its' entirety and replaced with the following subsection:
    Salary. Employer shall pay Officer an annual salary (the "Base Salary") in the amount of Seven Hundred Thousand Dollars ($700,000.00) (prorated for any partial year during the term) in equal Bi-weekly installments, less any applicable state and federal tax and other legally required or authorized withholdings. The Base Salary shall be subject to review and adjustment from time to time at the discretion of the Chief Executive Officer of Employer or his designee.

3. No Other Amendment. Except as expressly modified by this Second Amendment, all other terms and conditions of the Employment Agreement and Amendment To Employment Agreement shall not be modified or amended and shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Second Amendment and it is effective as of the Effective Date.

Caremark Rx, Inc.

/s/ E. Mac Crawford

E. Mac Crawford

Chairman, President and Chief Executive Officer

/s/ Howard McLure

Howard McLure